UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): August 7, 2009

Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)
(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 7, 2008, Repros Therapeutics Inc. (the “Company”) received notice from NASDAQ that its market value of listed securities has been below the minimum $50,000,000 requirement for continued inclusion by NASDAQ Listing Rule 5450(b)(2)(A).  The Company has been provided until November 5, 2009 to regain compliance.  If compliance is not demonstrated by the Company by such date, the Company’s securities will be delisted from The NASDAQ Global Market.

The Company was also notified by NASDAQ that it does not comply with NASDAQ Listing Rule 5450(b)(3)(A), which requires total assets and total revenue of $50,000,000 each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.

A copy of the Company’s press release announcing receipt of such notice from NASDAQ is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01  Other Events.

The Company announced today that it received notification of a class action complaint against it and certain of its officers and directors, on behalf of shareholders who purchased the Company’s common stock between July 1, 2009 and August 3, 2009.  The complaint alleges that defendants violated certain provisions of the Securities Exchange Act of 1934 by issuing materially false and misleading press releases regarding the results of clinical trials for its drug Proellex.  The Company is currently assessing all possible courses of action with respect to such complaint.

A copy of the Company’s press release announcing receipt of such notification of such complaint is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Description
99.1	Press Release dated August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: August 11, 2009
By: /s/ Louis Ploth, Jr.
Louis Ploth, Jr.
Vice President, Business Development
and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated August 11, 2009